PROMONTORY
LEASE AGREEMENT

This LEASE AGREEMENT ("Lease") is entered into and effective as of July 23, 2014 by and between Promontory Associates, a California General Partnership ("Landlord"), and Phunware Inc., a ~~Texas~~ DELAWARE Corporation ("Tenant").

LEASE OF PREMISES

In consideration of the rent and other provisions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, subject to all of the terms and conditions set forth herein, the premises ("Premises") described in Section 1.4, as shown on the Floor Plan attached hereto as Exhibit "A". The Premises are located in an office building constructed on real property ("Land") in the City of San Diego, County of San Diego more particularly described on Exhibit "B" attached hereto. The Land is also improved with landscaping, parking facilities and other improvements. The Land, the office building, the landscaping, the parking facilities and the other improvements are referred to collectively herein as the "Project" and are shown on the Site Plan attached hereto as Exhibit "C". The Premises will be improved by Landlord with the improvements ("Leasehold improvements") described in the Work Letter Agreement attached hereto as Exhibit "D".

ARTICLE 1
SUMMARY OF BASIC LEASE PROVISIONS

1.1 Landlord's Address: c/o Carleton Management, Inc., 11440 West Bernardo Court Suite 240, San Diego, CA 92127

1.2 Tenant's Address: At the Premises: 11440 West Bernardo Court Suite 170, San Diego, CA 92127

Tenant's address for notices prior to the Commencement Date: 5414 Oberlin Drive, Suite 220, San Diego, CA 92121

1.3 Project Address: 11440 West Bernardo Court, San Diego, CA 92127

1.4 Description of Premises:

Building A three-story, 97,507 rentable square-foot office building

Floor or Level ground floor

Suite No. 170

1.5 Rentable Square Feet of Premises: 5,284

1.6 Lease Term: five (5) years and four (4) month(s), beginning on the Commencement Date

1.7 Target Commencement Date: October 1, 2014

1.8 Initial Basic Annual Rent $142,668.00

1.9 Initial Monthly Installment of Basic Annual Rent: $11,889.00 ($2.25 per Rentable Square Foot).

1.10 Tenant's Percentage of Operating Expenses: 5.42%

1.11 Security Deposit: $ See Rider to Lease, Rider No. 2, Paragraph 6

1.12 Broker(s): Landlord: Colliers International, Gary Williams

Tenant: Cal-Sorrento, LTD, Sam Higgins

1.13 Permitted Use: General office use permitted in City of San Diego IP-2-1 zoning formally MIP

1.14 Deadline for Tenant's Approvals:

Space Plan: ten (10) working days after receipt.

Working Drawings: ten (10) working days after receipt.

1.15 Parking: twenty-one (21) spaces. See Rider to Lease, Rider No. 2, Paragraph 4

1.16 Operating Expenses: Base Year 2014. See Rider to Lease Rider No. 2, Paragraph 8.

1.17 Exhibits and Riders: This Lease contains Exhibits "A" through "H", and Riders 1 through 2, all of which are incorporated herein and made a part hereof.

ARTICLE 2
TERM

2.1 **Lease Term.** The term of this Lease ("Lease Term") shall commence on the Commencement Date, as defined in Section 2.2 and, unless terminated earlier pursuant to the provisions of this Lease, shall continue for the period identified in Section 1.6. Upon commencement of the Lease Term, Landlord and Tenant shall confirm the Commencement Date and the expiration date by completing a "Notice of Lease Term Dates" in the form of Exhibit "E" attached hereto.

2.2 **Commencement Date.** The Commencement Date shall be the date Landlord delivers the Premises to Tenant in a substantially complete condition, provided Landlord gives Tenant at least (30) days prior written notice of such date of substantial completion if it is other than the Target Commencement Date identified in Section 1.7. If Landlord is unable to deliver possession of the Premises to Tenant by the Target Commencement Date Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but Tenant shall not be liable for any rent until the actual Commencement Date. Notwithstanding the foregoing, if Landlord cannot deliver the Premises in a substantially complete condition on the Target Commencement Date as a result of delays caused by Tenant, then the Commencement Date shall be the Target Commencement Date.

2.3 **Possession.** By taking possession of the Premises, Tenant accepts the Premises and the Leasehold Improvements as completed or substantially completed. If the Premises are substantially completed, Landlord shall provide Tenant, upon delivery of possession, with a list of items to be completed or corrected, and Landlord shall complete or correct all such items promptly thereafter.

2.4 **Holding Over**. If, after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (expressed or implied), Tenant shall become a tenant from month-to-month only. All the provisions of this Lease shall remain in full force and effect (except as to Term and Base Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred twenty-five percent (125%) of the Monthly Installments of Base Rent, payable by Tenant at the expiration of the Term. Such monthly rent shall be in advance on or before the first (1st) day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days written notice of the date of termination.

ARTICLE 3
BASIC ANNUAL RENT

3.1 **Payment by Tenant**. Tenant agrees to pay to Landlord, as Basic Annual Rent for the Premises, the initial amount specified in Section 1.8 subject to increases as provided in Section 3.2. The Basic Annual Rent shall be payable in advance in equal monthly installments in the initial amount specified in Section 1.9, without deduction or offset, beginning on the Commencement Date and continuing thereafter on or before the first (1st) day of each calendar month during the Lease Term. If the Lease Term commences (or ends) on a day other the first (or last) day of a calendar month, the rent for such partial month shall be prorated on a per Diem basis and shall be due on the first day of such partial month.

3.2 **Cost-of-Living Increase.** The Basic Annual Rent provided for in Section 3.1 shall be increased, but not decreased, annually on the anniversary date of the Commencement of the Lease Term (the "Adjustment Date"), to reflect increases described in Rider to Lease, Rider No. 2, Paragraph 3.

3.3 **Rentable Square Feet Defined**. The Rentable Square Feet of the Premises shall be determined and certified by Landlord's architect, using the standard BOMA definition of rentable square feet consistently applied throughout the Building. The Rentable Square Feet of the Premises shall be adjusted by Landlord's architect upon the completion of the working drawings for the build out of the Premises pursuant to the Work Letter Agreement (Exhibit D attached hereto) and the exact amount of the Rentable Square Feet of the Premises shall be determined by Landlord's architect upon completion of the improvements pursuant to the Work Letter Agreement. Said calculations shall be made in accordance with the method of measuring rentable office space specified in the American National Standard Institute Publication ANSI Z65. 1-1996 (the "BOMA Standard"). Basic Annual Rent shall be adjusted upon the determination of the exact number of Rentable Square Feet within the Premises.

ARTICLE 4
ADDITIONAL RENT

4.1 **Additional Rent**. Tenant shall pay as Additional Rent for the Premises, Tenant's Proportionate Share (as defined in Section 4.3) of "Operating Expenses" (as defined in Section4.2).

4.2 **Operating Expenses Defined**. The term "Operating Expenses" means:

(a) All costs of operation and maintenance of the Project, determined by generally accepted accounting practices consistently applied including but not limited to the following: water and sewer charges; insurance premiums; license, permit, and inspection fees; utilities; waste disposal; elevator maintenance; heating, ventilating and air conditioning; janitorial and security services; repair, replacement and maintenance of common areas and facilities, structural parts of the building(s) and other portions of the Project maintained by Landlord, including the plumbing, heating, ventilating, air conditioning and electrical systems and all parking, driveways and landscaped areas, including appropriate reserves; labor, employee compensation (including employment taxes and fringed benefits); supplies, materials, equipment and tools; property management costs and fees; reasonable legal, accounting and other professional fees incurred in connection with the operations, maintenance and management of the Project and the cost of any capital improvements made to the Project by Landlord which reduce Operating Expenses and/or are required under any governmental law or regulation, not applicable to the Project at the time it was constructed, such cost to be amortized over such reasonable period as Landlord shall determine and to include a return on capital at the rate of ten percent (10%) per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; and

(b) All property taxes levied on the Project or any part thereof including, without limitation; (i) all real estate taxes, personal property taxes, and other taxes, charges and assessments which are levied with respect to the Project or any improvements, fixtures and equipment and other property of Landlord, real or personal located in the Project and used in connection with the operation of the Project; (ii) all taxes, surcharges, fees, or general or special assessments levied by any authority having the direction power to tax in addition to or in lieu of real estate or personal property taxes other than taxes to be paid by Tenant under the provisions of this Lease; (iii) all service charges or other fees collected by governmental agencies in addition to or in lieu of property taxes for services provided by such agencies; (iv) all transfer, transaction, rental, gross receipts or similar taxes or levies, however denominated, imposed upon or measured by the rent reserved hereunder or on Landlord's business of leasing the Premise, other than net income taxes; and (v) all costs and expenses, including reasonable attorney's fees, expended in contesting the amount or validity of any property tax by appropriate proceeding. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal, and for other governmental services formerly provided without charge to property owners or occupants. All such new and increased assessments, taxes, fees, levies and charges shall be included within the definition of "Operating Expenses".

(c) For purposes of this Lease, "real estate taxes" means and shall include any form of assessment, license tax, special tax, business license fee, commercial rental tax, levy, charge penalty (not resulting from failure of the Landlord), tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement assessment or special district thereof, as against any legal or equitable interest of Landlord in the Premises, Building and Project, or a combination of the foregoing including, but not limited to the following: (i) any tax, special tax, on Landlord's right to other income from the Premises, Building or Project or as against Landlord's business of leasing the Premises, Building or Project, (ii) any assessment, tax, special tax, fee, levy or charge, in substitution or addition, partial or total, to or regarding any assessment, tax, special tax, fee, levy, or charge previously included or not included within the definition of real estate tax, including but not limited to any assessment, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. Tenant and Landlord intend that all such new and increased assessments, taxes, special taxes, fees levies and charges be included within the definition of real estate taxes for the purposes of this Lease; (iii) any assessment, tax, special tax, fee. levy or charges allocable to or measured by the area of the Premises, Building or Project or the rent payable hereunder or the providing of parking, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision

thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair use or occupancy by Tenant of the Premises, Building or Project or any portion thereof; (iv) any assessment, tax, special tax, fee, levy or charge upon this transaction or a document to which Tenant is a party creating or transferring an interest or an estate in the Premises, Building or Project.

Notwithstanding any contrary provision of this Section 4.2 (c), real estate taxes shall not include Landlord's federal or state income, franchise, inheritance or estate taxes. Real estate taxes constitute a portion of the Operating Expenses.

4.3 **Tenant's Proportionate Share**. Tenant shall pay, as Additional Rent for the Premises, Tenant's Proportionate Share of Operating Expenses. Tenant's Proportionate Share shall be the amount obtained by multiplying the Operating Expenses for the Project times Tenant's Percentage of Operating Expenses as set forth in Section 1.10. Tenant's Percentage is equal to a fraction, the numerator of which is the Rentable Square Feet of the Premises and the denominator of which is the Rentable Square Feet included in the Project, as determined by Landlord. For any partial calendar year, Operating Expenses shall be determined by prorating the annualized figures.

4.4 **Payment of Additional Rent**. Prior to the commencement of the Lease Term, Landlord shall give Tenant a written estimate of Operating Expenses and Tenant's Proportionate Share thereof for the current year. Tenant shall pay its estimated Proportionate Share of Operating Expenses in equal monthly installments, in advance, concurrently with installments of Basic Annual Rent. Prior to March 1 of each calendar year thereafter, Landlord shall furnish to Tenant a statement ("Expense Statement") showing in reasonable detail: (a) the actual Operating Expenses incurred by Landlord during the preceding calendar year, and Tenant's actual Proportionate Share thereof; (b) the amount (if any) by which Tenant's Proportionate Share of actual Operating Expenses for the preceding calendar year exceeded Tenant's total estimated payments made during such year, which amount shall be due to Landlord; (c) the estimated Operating Expenses for the current calendar year and Tenant's Proportionate Share of Operating Expenses; and (d) the amount of any increase in Tenant's estimated monthly payments for the current calendar year times the number of monthly payments due during such calendar year prior to the date of the Expense Statement, which amount shall be due to Landlord. Tenant shall pay to Landlord as Additional Rent, all amounts owing to Landlord as shown on the Expense Statement, within twenty (20) days of receipt thereof. Any overpayment by Tenant as shown on Expense Statement, shall be credited against the next installments of rent due hereunder commencing with the next installment of Additional Rent due after receipt of the Expense Statement. Tenant shall pay the estimated monthly amount of the current year specified in the Expense Statement. If the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of Operating Expense of the year in which this Lease is made. Tenant shall pay any increase due over the estimated expenses paid within twenty (20) days after receipt of a notice from Landlord and conversely, any overpayment by Tenant shall be immediately rebated by Landlord.

4.5 **Increased Operating Expenses**. If at any time during any calendar year of the Lease Term the "property taxes", as defined in Section 4.2(b), "real estate taxes" as defined in Section 4.2(c) and/or the rates for any utility or janitorial services to the Project are increased to a rate or amount in excess of the rate or amount used in calculating the estimated Operating Expenses for such calendar year, Landlord may give Tenant written notice of the amount or estimated amount of the increase, the month in which it is effective, and any resulting increase in Tenant's Proportionate Share. Tenant shall pay such increase to Landlord as a part of Tenant's monthly payment of Additional Rent, commencing with the month in which it is effective.

4.6 **Definition of Rent**. Basic Annual Rent, Additional Rent, and all other monetary sums to be paid by Tenant hereunder are sometimes referred to as, and shall constitute, "rent". All remedies available to Landlord in the event of nonpayment of this rent shall apply in the event on nonpayment of any component included in rent.

ARTICLE 5
SECURITY DEPOSIT

5.1 Concurrently with execution of this Lease, Tenant will pay to Landlord the amount set forth in Section 1.11 ("Security Deposit"), as security for Tenant's performance of the terms of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit the payment of any rent or any other sums in default, or for the payment of any other amount which Landlord may spend to remedy Tenant's default in or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall within (10) days after demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall constitute a default hereunder by Tenant. If Tenant fully and faithfully performs each of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within fourteen (14) days following the expiration of the Lease Term provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Article 4 hereof has been determined and paid in full. If Landlord sells its interest in the Premises during the term hereof and if Landlord deposits with the purchaser the balance of such Security Deposit, Landlord shall be discharged from any further liability with respect to such Security Deposit and the Purchaser shall instead be responsible for all liability with respect to such Security Deposit.

ARTICLE 6
REPAIRS AND MAINTENANCE

6.1 **Landlord's Repairs**. Landlord shall repair and maintain the common areas and the structural portions of the Building in which the Premises are located, including the exterior walls, exterior doors and windows, and the basic plumbing, heating, ventilation, air conditioning and electrical systems installed or furnished by Landlord; provided, however, Tenant shall pay for the cost of any repairs made necessary by any fault or negligence of Tenant or its assignees or subtenants or their respective agents, employees, contractors, licensees or invitees, or other persons permitted in the Project by Tenant. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure persists for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Section 13.2, there shall be no abatement of rent and liability to Landlord by reason of any injury to or interference with Tenant's business arising from making of any repair, alterations or improvements in or to any portion of the Project or the fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under Section 1942 of the California Civil Code, or under any law statute or ordinance now or hereafter in effect.

6.2 **Tenant's Repairs**. By taking possession of the Premises under this Lease, Tenant accepts the Premises as being in good order, condition and repair. During the Lease Term, Tenant at its sole cost, shall maintain and make

repairs to the Premises in order to keep the Premises in first class condition and repair, except for reasonable wear and tear and the repairs and maintenance which are the responsibility of the Landlord under Section 6.1.

6.3 **Surrender.** Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and repair. Tenant, at its sole cost, shall remove from the Premises, and repair any damage to the Premises caused by or in connection with such removal, all personal property, business or trade fixtures, machinery and alterations, improvements or additions which Tenant has the right to remove or which Landlord requires Tenant to remove. In addition, Tenant shall surrender the Premises freshly painted, carpet shampooed, and windows treatments cleaned.

6.4 **Suitability.** Tenant acknowledges that neither Landlord nor Landlord's agent have made any representations or warranty as to the suitability of the Premises or the Project for the conduct of Tenant's business.

ARTICLE 7
IMPROVEMENTS AND ALTERATIONS

7.1 **Landlord's Obligation.** Landlord's sole obligations to improve and alter the Premises under this Lease are as set forth in the Work Letter Agreement attached hereto as Exhibit "D".

7.2 **Alterations to the Project by Landlord.** Landlord has the right, at any time, and without incurring any liability to Tenant, and without any abatement of rent to make changes, alterations, additions, improvements and replacements in or to the Project or to the Building in which the Premises are located and the fixtures and equipment used therein, including changes in the arrangement, number and/or location of entrances and exits, corridors, door and doorways, elevators, stairs, toilets, parking spaces, parking area, driveways, walkways, loading areas of the Project and the Building. Upon reasonable notice to Tenant, Landlord may also change the name, number or designation by which the Project or the Building is commonly known.

7.3 **Alterations By Tenant.** Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. All such alterations, additions or improvements (except moveable furniture, trade fixtures and equipment) shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the expiration or earlier termination of this Lease; Provided, however, Landlord may, at its option, require Tenant to remove alterations, additions or improvements, at Tenant's expense, upon the expiration or earlier termination of this Lease and to repair and restore the Premises to their original condition, reasonable wear and tear excepted. All permitted alterations, additions or improvements shall be made at Tenant's sole cost and expense by a contractor or other person first approved in writing by Landlord. As a condition to giving its consent, Landlord may require Tenant to submit plans and specifications. Any change approved by Landlord based upon such plans and specifications shall be performed strictly in accordance therewith and no amendments or additions thereto shall be made without the prior written consent of the Landlord. Tenant, at its sole cost, shall: (a) secure all necessary governmental permits and approvals required in connection with any alterations, additions or improvements; (b) comply with all applicable laws, rules, ordinances, regulations and all conditions to such required permits or approvals; (c) perform the work so as not to interfere with the use and occupancy of any other tenant in the Project; (d) provide and maintain workman's compensation and general liability insurance in amounts and with insurers as Landlord shall reasonably approve; and (e) at Landlord's request, provide a completion and lien indemnity bond or other surety satisfactory to Landlord prior to commencing any work relating to any alterations, improvements or additions approved by Landlord. Tenant shall give Landlord not less than ten (10) days' prior written notice of the expected date of commencement. Landlord shall have the right at any time thereafter to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect Landlord and the Premises from mechanics' liens, materialmen's liens or any other liens. Upon the completion of any alterations, additions or improvements by Tenant, Tenant shall provide Landlord with a complete copy of "as built" plans for the same.

7.4 **Furniture, Fixtures and Equipment.** All personal property, business and trade fixtures, machinery and equipment, furniture, and moveable partitions owned or installed by Tenant at its expense shall remain the property of Tenant and may be removed from the Premises at any time during the Lease Term provided Tenant repairs any damage caused by such removal. If Tenant fails to remove all such items from the Premises upon expiration or termination of this Lease, Landlord may, at is option remove and store the same without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand all expenses incurred in such removal, including court costs attorneys' fees and storage charges. Landlord may, at its option, sell such items at private sale, without notice, and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due to Landlord under this Lease.

7.5 **Removal of Alterations.** Upon the expiration or sooner termination of the Lease Term, Tenant shall, upon written demand of Landlord, to be given at least thirty (30) days prior to the end of the Term, at Tenant's sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Premises cause by such removal.

ARTICLE 8
LIENS

8.1 Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Tenant shall indemnify, hold harmless and defend Landlord from any liability arising out of any such liens, including attorneys' fees and costs. In the event that Tenant fails to cause any such lien to be released of record within ten (10) days after imposition of the lien, Landlord shall have the right (but not the obligation), in addition to all other remedies provided herein and by law, to cause the same to be released by such means as Landlord shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid and all expenses incurred by Landlord in connection therewith shall be due and payable by Tenant upon demand with interest at the rate specified in Section 18.5 from the date of payment by Landlord to the date of payment by Tenant. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, to protect Landlord and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens.

ARTICLE 9
USE OF PREMISES

9.1 **Permitted Uses.** Tenant shall use the Premises only for the purposes set forth in Section 1.13 and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. In no event shall the Premises be used as a medical or dental office.

9.2 **Prohibited Uses.** Tenant shall not use or occupy the Premises in violation of any law or the certificate of occupancy issued for the Building, and Tenant shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared to be a violation of law or such certificate of occupancy by any governmental authority with

jurisdiction over the Premises. Tenant shall not do or permit anything to be done which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of any board of fire underwriters or similar body now or hereafter constituted. Notwithstanding Article 4, Tenant shall promptly, upon demand, reimburse Landlord for the full amount of any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Section 9.2. Tenant shall not do or permit anything to be done in or about the Premises which will in any way injure or annoy or obstruct or interfere with the rights of other tenants or occupants of the Project, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in or upon the Premises.

9.3 **Compliance with Laws**. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, and with the requirements of the certificate of occupancy (or its equivalent) for the Building and the requirements of Landlord's insurance company relating to or affecting the condition, use or occupancy of the Premises, the Building and/or the Project. Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the certificate of occupancy for the Building or its equivalent. Tenant shall comply with all directions of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

9.4 **Rules and Regulations**. Tenant shall comply with the Rules and Regulations for the Project, as set forth in Exhibit "F" attached hereto and as reasonably amended or supplemented by Landlord from time to time upon reasonable notice to Tenant.

9.5 **Hazardous Materials**. Tenant shall not cause or permit any Hazardous Materials (defined below) to be brought upon, kept or used in or about the Premises, Building or Project by Tenant, its agents, employees, contractors or invitees, other than those expressly permitted, in writing, by Landlord. If Tenant breaches the obligation stated above, or if the presence of Hazardous Materials on the Premises, Building, Common Area or Project caused or permitted by Tenant (including Hazardous Materials specifically permitted and identified below) results in contamination to the Premises, Building, Common Area or Project, or if contamination of the Premises, Building, Common Area or Project by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damages resulting therefrom, then Tenant shall be liable and responsible for, without limitation, (i) removal from the Premises, Building, Common Area and Project of any Hazardous Materials and the cost of such removal; (ii) damages to persons or property in or on the Premises, Building, Common Area and Project; (iii) claims resulting therefrom; (iv) fines imposed by any governmental agency; and (v) any other liability as provided by law. In addition to the foregoing, Tenant shall indemnify, defend and hold Landlord, its partners, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, Building, Common Area and Project or any portion of the real property surrounding the Project (the "Adjacent Property"), damages for the loss or restriction on use of rentable space or of any amenity of the Premises, Building, Common Area and Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees, which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Project and arising out of a breach of Tenant's obligation under this Section 9.5. Without limiting the foregoing, if the presence of any Hazardous Materials within the Project caused or permitted by Tenant results in any contamination of the Premises, Building, Common Area or Project, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises, Building, Common Area and Project to the condition existing prior to the introduction of any such Hazardous Material, provided that Landlord's approval of such action shall first be obtained which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long term or short term effect on the Project and are permitted by any lender of Landlord having a first priority lien on the Project. As used herein, the term "Hazardous Materials" or "Hazardous Material" means any hazardous or toxic substance material or waste (including, without limitation, any medical waste) which is or becomes regulated by any local governmental authority, the State of California or the United States Government.

ARTICLE 10
COMMON AREAS; PARKING; UTILITIES; SIGNS

10.1 **Common Areas**. Tenant shall have the nonexclusive right to use in common with other tenants in the Project and subject to the Rules and Regulations referred to in Section 9.4 above the following areas ("Common Areas") appurtenant to the Premises from time to time: (a) The Project's common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; (b) loading and unloading areas, trash areas, parking areas (exclusive of any reserved parking areas which Landlord may designate from time to time), roadways, sidewalks, parkways, driveways and landscaped areas and similar areas and facilities appurtenant to the Project; (c) other shared areas in the Project as reasonably determined by Landlord from time to time. Landlord reserves the right from time to time without unreasonable interference with Tenant's use of the Premises; (i) to install, use, maintain, repair and replace pipes, ducts, conduits, wires, meters and equipment for service to other parts of the Project above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Project; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped area and walkways; (iii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iv) to designate other land outside the boundaries of the Building or Project to be part of the Common Areas; (v) to add additional buildings and improvements to the Common Areas and to change the address and name of this Project; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof and (vii) to do and perform such other acts and make such other changes, additions and deletions in, to or with respect to the Common Areas or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

10.2 **Parking**. Provided that Tenant is not in default hereunder, Tenant shall be entitled to the non-exclusive vehicle parking spaces specified in Section 1.15, in the areas designated by Landlord for parking. Parking spaces shall be used only for parking by vehicles no larger than normal size passenger automobiles or pick-up trucks.

10.3 **Utilities and Service**. Provided that Tenant is not in default hereunder, the following utilities and services will be provided to the Premises, subject to Section 10.4 and subject to the Rules and Regulations for the Project:

(a) Automatic elevator facilities;

(b) Heating, ventilation and air conditioning during generally accepted business days and during hours determined by Landlord, when, in the judgment of Landlord, it is required for the comfortable occupancy of the Premises; see also Rider to Lease, Rider No. 2 Paragraph #9

(c) Water for drinking, cleaning and lavatory purposes; and

(d) Janitorial services comparable to those provided in similar office buildings in the vicinity, provided the Premises are kept reasonably in order by Tenant; Tenant shall pay promptly upon demand all charges for telephone services, electricity, and all other utilities which are separately metered for the Premises. Tenant, at its sole cost, shall be responsible for the maintenance and repair of such meters.

Landlord can discontinue, upon five (5) days' written notice to Tenant, any of the utilities or services furnished to the Premises for which Tenant fails to pay as provided in this Article

10.4 **No Liability**. Landlord shall not be in default hereunder or liable for any injury to person, property or business directly or indirectly resulting from, nor shall rent be abated in the event of: (a) the installation, use, or interruption of use of any equipment in connection with the furnishing of the foregoing utilities and services; (b) the failure to furnish or the interruption or delay in furnishing any such utility or service caused by any condition or event beyond the reasonable control of Landlord or by the performance of repairs or improvements to the Premises, the Building or the Project.

10.5 **Signs**. Tenant shall not place, paint or permit any sign upon the exterior of the Premises or the Building, or visible from the exterior of the Premises, without the prior written approval of Landlord. Such approval shall be based upon the standard sign criteria for the Building. Any permitted signs shall be constructed and installed at Tenant's expense and shall comply with applicable governmental ordinances.

10.6 **Exercise Room**. Landlord will, maintain an exercise room at the Premises (the "Exercise Room") for use by Tenant, its employees and authorized guests.

(a) Landlord shall have the right to reasonably restrict the use of the Exercise Room by adopting rules and regulations for its use for the overall benefit of the building's Tenants and/or by restricting the use of the Exercise Room to Tenants, their employees and authorized guests.

(b) Responsibility for proper use of the Exercise Room and the equipment located therein by Tenant, its employees and authorized guests shall be borne solely by the Tenant. Tenant agrees and acknowledges that Landlord shall provide no supervision of Tenant's, its employees' or authorized guests' use of the Exercise Room.

(c) All equipment which may be placed in the exercise room shall be kept in good operating condition by Landlord. In the event that Tenant becomes aware of any problem with the equipment or any other unsafe condition in the Exercise Room, Tenant shall immediately notify Landlord in writing of such condition.

(d) Prior to using the Exercise Room, Tenant and each of its employees and authorized guests shall sign and deliver to Landlord this release form Exhibit H attached hereto and incorporated herein by this reference. It shall be Tenant's responsibility to obtain releases from its employees and/or authorized guests prior to their use of the Exercise Room, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, rights, demands, liabilities, actions, causes of action, costs and expenses (including attorneys' fees), which may arise as a result of or in connection with the use of the Exercise Room by Tenant, its employees or authorized guests, whether or not such persons have executed proper releases prior to using the Exercise Room.

ARTICLE 11
TAXES ON TENANT'S PROPERTY

11.1 **Tenant's Personal Property**. Tenant shall pay at least ten (10) days before delinquency, all taxes, levies and assessments (collectively, "taxes") imposed on or against any furniture, trade fixtures, equipment or other personal property placed by Tenant in or about the Premises. If any such taxes are levied against Landlord or Landlord's property, or if the assessed value of the Project is increased by the inclusion of a value placed upon such personal property of Tenant, then Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessed value of the Project; provided, however, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid, and any amount so recovered shall belong to Tenant.

11.2 **Non-Building Standard Improvements**. If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation of the Building Standard Work and Materials described in Exhibit "D," then the property taxes levied against Landlord or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against the personal property of Tenant and shall be paid by Tenant in accordance with the provisions of Section 11.1. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than the Building Standard Work and Materials, such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

11.3 **Other Taxes**. Tenant shall pay all license, permit, occupational and inspection fees or taxes assessed or charged against Landlord or Tenant, by reason of Tenant's use or occupancy of the Premises.

ARTICLE 12
SUBSTITUTED PREMISES
INTENTIONALLY OMITTED

ARTICLE 13
FIRE OR CASUALTY; CONDEMNATION

13.1 **Restoration by Landlord**. In the event the Premises, or access to them, are wholly or partially destroyed by fire or other casualty covered by the form of fire and extended coverage insurance maintained by Landlord, Landlord shall rebuild, repair or restore the Premises and access thereto to substantially the same condition as the same were in prior to such casualty, excluding Non-Building Standard Work and Materials and improvements installed by Tenant, and this Lease shall continue in full force and effect; provided, however, Landlord may elect, by written notice to Tenant within thirty (30) days after such casualty, to terminate this Lease in lieu of restoring the Premises if: (a) the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost; (b) the Building is damaged or destroyed by a casualty not covered by such insurance; (c) the damage is such that the Premises cannot be repaired and restored within 120 days after the casualty; or (d) the damage occurs during the last twelve (12) months of the Lease Term

or any extension thereof; or (e) laws and governmental regulations as of the date of the proposed restoration do not permit or unreasonably restrict such restoration. Either party may terminate this Lease if Landlord is delayed or prevented from completing repairs or restoration to the damaged Premises within six (6) months after occurrence of the casualty as result of any cause described in Section 16.4 ("Force Majeure") by written notice to the other party within fifteen (15) days after expiration of the end of said six-month period.

13.2 **Rent Abatement**. During any period of repair, reconstruction and restoration by Landlord, the rent provided to be paid under this Lease shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired; provided, however, if the casualty or damage is caused, in whole or substantial part, by the act or omission of Tenant or Tenant's assignees or subtenants or their respective agents, employees, contractors, licensees or invitees, rent shall be abated only if and to the extent that Landlord is reimbursed for the rent abated through proceeds from loss-of-rents insurance carried by Landlord or other appropriate insurance maintained by Tenant. Tenant shall not be entitled to any compensation or damages for loss of use of all or any part of the Premises or for any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

13.3 **Condemnation**. In case the whole of the Premises, or such part as shall substantially interfere with Tenant's use and occupancy, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority, by written notice to the other party within thirty (30) days after the nature and extent of the taking are determined. Tenant shall not assert any claim against Landlord or the taking authority for any compensation as a result of such taking of the Premises, and Landlord shall be entitled to receive the entire amount of any condemnation award without deduction for any estate or interest of Tenant. In the event of a partial taking of the Premises which does not substantially interfere with Tenant's use of the Premises: (a) Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant; (b) Landlord shall promptly proceed to restore the Premises as nearly as practicable to their condition prior to such partial taking, but only to the extent of Building Standard Work and Materials; and (c) a proportionate allowance shall be made to Tenant for the rent corresponding to the time and portions of the Premises for which Tenant is deprived on account of such taking and restoration. Nothing contained in this Section 13.3 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking, any award against the taking authority for the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

ARTICLE 14
ASSIGNMENT AND SUBLETTING

14.1 **Landlord's Consent Required**. Tenant shall not voluntarily or involuntarily assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises, or permit the Premises to be used or occupied by anyone other than Tenant or its employees, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may withhold its consent until Tenant has complied with the provisions of Section 14.2. Any attempted assignment, subletting, mortgage or other encumbrance without such consent shall be null and void. Landlord's consent to one assignment, sublease, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted assignment, subletting, mortgage or other encumbrance. Tenant agrees to reimburse Landlord for Landlord's reasonable administrative costs and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises, if Landlord consents to the subletting of the Premises by Tenant. Tenant shall not list the Premises for lease with a third party broker unaffiliated with Landlord, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

14.2 **Notice of Assignment, Sublease, Etc.** If Tenant desires to assign this Lease or to sublet the Premises (including any arrangement to permit the use or occupancy of the Premises or any portion thereof), Tenant shall first send written notice to Landlord, at least thirty (30) days prior to the effective date of the assignment or sublease, including the following information: (a) the name and address of the proposed assignee or subtenant; (b) the nature of the business to be carried on in the Premises; (c) the terms and provisions of the proposed assignment or sublease; and (d) such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Tenant shall deliver such additional information as Landlord may reasonably require.

14.3 **Landlord's Option**. At any time within thirty (30) days after Landlord's receipt of the notice described in Section 14.2. Landlord may, by written notice to Tenant, elect either: (a) to sublease the Premises or the portion thereof which Tenant proposes to sublease, or to accept an assignment of Tenant's leasehold estate hereunder or such part thereof as Tenant proposed to assign, on the same terms stated in this Lease and in turn sublease or assign to the proposed subtenant or assignee on the same terms offered by Tenant to such party; or (b) to terminate this Lease as to the Premises or the portion thereof which Landlord proposes to sublease or assign, with a proportionate abatement in the rent payable hereunder. If Landlord does not exercise either option set forth in this Section 14.3 within said thirty-day period. Tenant may, immediately upon the expiration of said thirty-day period, enter into a valid assignment or sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice provided by Tenant pursuant to Section 14.2 and subject to Landlord's consent, which shall not be unreasonably withheld as provided in Section 14.1. Notwithstanding the foregoing, however, if the proposed sublease will cover thirty percent (30%) or less of the Rentable Square Feet included in the Premises and will have a term (including all options to renew or extend the same) of less than two (2) years and will terminate more than two (2) years prior to the expiration date of this Lease, Landlord shall not exercise either option set forth above, and such subletting shall be allowed provided (a) Landlord consents to such subletting, which consent shall not be unreasonably withheld; and (b) all rent and other charges payable under such sublease in excess of one hundred ten percent (110%) of the rent charged for such space under the terms of this Lease shall be remitted to Landlord immediately upon receipt by Tenant as additional rent hereunder.

14.4 **Changes in Ownership; Affiliates**. Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any option to Landlord under Section 14.3, to any corporation which controls, is controlled by or is under common control with Tenant, to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern; provided, however, that the assignee or subleassee assumes the obligations of Tenant hereunder, Tenant remains fully liable hereunder, and the use of the Premises remains unchanged. If Tenant is a corporation which, under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, is an unincorporated association or partnership, then the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in excess of twenty-five percent (25%), in the aggregate, shall be deemed an assignment within the meaning of and subject to the provisions of this Article 14.

14.5 **No Release of Tenant**. No permitted assignment, subletting, mortgage or other encumbrance of Tenant's interest in this Lease or the Premises shall relieve Tenant of its obligation to pay the rent and to perform all other obligations of Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or a consent to any assignment, subletting, mortgage or other encumbrance.

14.6 **Permitted Use**. Any portion of the Premises sublet under this Article shall be used only for the permitted use specified in Section 1.13 or as approved by Landlord.

14.7 **No Merger**. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not result in a merger, and shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of such subleases.

ARTICLE 15
RIGHT OF ENTRY; SUBORDINATION; QUIET ENJOYMENT

15.1 **Right of Entry**. Landlord reserves the right to enter the Premises for any of the following purpose; (a) to inspect the Premises; (b) to supply janitorial service and any other service to be provided by Landlord hereunder; (c) to submit the Premises to prospective purchasers or tenants; (d) to post notices of nonresponsibility; or (e) to alter, improve or repair the Premises or any other portion of the Project. Landlord agrees, except in the case of janitorial service and emergency repairs, to give reasonable notice of such entry (unless Tenant consents at the time of entry) and to minimize interference with Tenant's business in the course of such entry. No such entry by Landlord shall constitute an eviction of Tenant or result in an abatement of rent. In connection with any such entry, Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry by Landlord. Landlord shall at all times have and retain a key with which to unlock all of the doors in and to the Premises, excluding Tenant's vaults and safe, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof.

15.2 **Subordination**. This Lease is junior, subject and subordinate to all ground leases, mortgages, deeds of trust and other security instruments of any kind now covering the Project, or any portion thereof, Landlord reserves the right to place liens or encumbrances on the Project, or any part thereof or interest therein, superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of Tenant's execution and delivery of any further instruments. Notwithstanding the foregoing any ground lessor with respect to its lease, or any holder of a mortgage or deed of trust with respect to its lien, shall have the right to subordinate such lease or lien to this Lease. In the event that any such subordinated ground lease terminates or any such subordinated mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made, for any reason, Tenant shall attorn to and become the tenant of the successor-in-interest to Landlord, at the option of such successor-in-interest. Tenant agrees, upon the written request of Landlord or any ground lessor or mortgages or deed of trust beneficiary of landlord, to execute and deliver such further instruments evidencing the priority or subordination of this Lease. Tenant's failure to execute such further instruments within ten (10) business days after demand shall constitute a material breach of this Lease.

15.3 **Quiet Enjoyment**. Notwithstanding subordination of this Lease, so long as Tenant pays the rent and other monetary sums due under this Lease and performs all of the Tenant's obligations hereunder, Tenant shall be entitled to the peaceful and quiet enjoyment of the Premises for the Lease Term, subject to the provisions of the Lease.

ARTICLE 16
NONLIABILITY AND INDEMNIFICATION OF LANDLORD

16.1 **Nonliability of Landlord**. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Premises, except injury or damage caused by the negligence or intentional misconduct of Landlord or its agents or employees. Landlord shall not be liable for any damage to person or property sustained by Tenant or any other person, caused by or resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures therein or from the roof, street or sub-surface whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any latent defect in the Premises or in the Project. Tenant shall give prompt notice to Landlord of any fire or accident within the Premises or the Project, or of any defects in the Project, the Premises or the Leasehold Improvements. Landlord shall not be liable for any damages arising from any act or omissions of any other tenant of the Building or Project.

16.2 **Limitation on Liability**. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) the sole and exclusive remedy shall be against the Landlord's interest in the Project; (b) no officer, director, shareholder and/or partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the corporation or partnership as applicable); (c) no service of process shall be made against any officer, director, shareholder and/or partner of Landlord (except as may be necessary to secure jurisdiction of the corporation or partnership as applicable); (d) no officer, director, shareholder and/or partner of Landlord shall be required to answer or otherwise plead to any service of process; (e) no judgment will be taken against any officer, director, shareholder and/or partner of Landlord; (f) any judgment taken against any officer, director, shareholder and/or partner of Landlord may be vacated and set aside at any time nunc pro tunc; (g) no writ of execution will ever be levied against the assets of any officer, director, shareholder and/or partner of Landlord; (h) the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (i) these covenants and agreements are enforceable both by Landlord and also by any officer, director, shareholder and/or partner of Landlord.

16.3 **Indemnity**. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, actions, liability, costs and expenses, including attorneys' fees, in connection with any liability or injury or damage to person or property arising from: (a) Tenant's use or occupation of the Premises or any work, activity, condition or occurrence allowed or suffered by Tenant in or about the Premises; (b) any breach or failure to perform any obligation imposed on Tenant under this Lease or (c) any negligent or other tortuous act or omission of Tenant or its assignees or subtenants or their respective agents, contractors, employees, customers, invitees or licensees. Upon notice from Landlord, Tenant shall, at Tenant's sole expense and by counsel satisfactory to Landlord, defend any action or proceeding brought against Landlord by reason of any such claim.

16.4 **Force Majeure**. Any covenants, conditions, provisions or agreements on the part of Landlord to perform any act for the benefit of Tenant shall not be deemed breached, nor shall Tenant's rent be abated if Landlord's performance is prevented or delayed, as a result of causes beyond the control of Landlord, such as fire, earthquake, casualty, inclement weather, acts of God, war, riot, insurrection, strikes, lockouts or boycotts, unavailability or shortages of labor, equipment or transportation, condemnation, pending litigation, and laws, regulations or requirements of any governmental authority.

ARTICLE 17
INSURANCE

17.1 **Public Liability Insurance.** Tenant, at its sole cost, shall procure and maintain at all times during the Lease Term a policy of comprehensive broad form public liability insurance insuring Tenant and Listing Landlord as additionally insured against liability for personal injury, bodily injury or property damage arising out of the, use, occupancy, or maintenance of the Premises, with a single combined liability limit of not less than Two Million Dollars ($2,000,000). Such insurance shall insure performance by Tenant of the indemnity provisions of Section 16.3; however, the limits of such insurance shall not limit the liability of Tenant. During the Lease Terms, Tenant shall procure and maintain liability insurance. The foregoing insurance as of the Commencement Date shall be issued by a company or companies rated at least a A VII or better in Best's Insurance Guide, as such Guide is published from time-to-time. Thereafter, any subsequent insurance policies shall be issued by carriers who may or may not have a Best rating but who demonstrate financial stability comparable to an A VII Best rating.

17.2 **Fire and Extended Coverage Insurance.** Tenant, at its sole cost, shall procure and maintain at all times during the Lease Term a standard policy of fire and extended coverage insurance, with vandalism and malicious mischief endorsements, covering loss or damage to (a) all furniture, trade fixtures, equipment and other personal property owned by Tenant and located in the Project and (b) all property and tenant improvements installed by or on behalf of Tenant including Non-Building Standard Work and materials, in an amount not less than ninety percent (90%) of the full replacement cost thereof. Replacement value shall be determined by the insurer and shall be re-evaluated no less frequently than every three (3) years. The proceeds of such insurance shall be used for repair and replacement of the insured property. Upon termination of this Lease after a casualty as permitted under Article 13, the proceeds of the coverage described in (a) above shall be paid to Tenant and the proceeds of the coverage in (b) above shall be paid to Landlord.

17.3 **Other Insurance.** At all times during the Lease Term, Tenant shall maintain in effect workers' compensation insurance as required by law. Tenant agrees to maintain insurance in such reasonable amounts and such reasonable terms as would be maintained by a prudent tenant of comparable space in a similar building in Southern California.

17.4 **Policy Requirements.** All insurance required to be maintained or paid by Tenant hereunder shall: (a) name Landlord, Tenant and the beneficiary under any trust deed now or hereafter recorded that affects the Building as additional insured, as their respective interests appear; (b) contain a cross-liability endorsement; (c) include a standard non-contributing mortgages clause (in favor of said beneficiary); (d) include a standard waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, by reason of any payment under such policy or any act or omission of Landlord, its agents, employees or representatives; (e) provide that no cancellation or reduction of coverage or other modification shall be effective until at least thirty (30) days after written notice to Landlord and said beneficiary; (f) provide that coverage is primary and non-contributing with respect to any policies carried by Landlord and that any policies carried by Landlord shall be excess insurance as relates to Tenant's negligence; (g) be issued by responsible insurers acceptable to Landlord and licensed to do business in the State of California; and (h) be satisfactory to Landlord and said beneficiary in all other respects. Tenant shall deliver to Landlord, prior to the Commencement Date, certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. In the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure such insurance at Tenant's expense after ten (10) days prior written notice to Tenant. Tenant shall furnish Landlord with renewals or binders within twenty (20) days prior to the expiration of each such policy.

17.5 **Project Insurance.** Landlord agrees to maintain a standard policy of fire and extended coverage insurance for the Project (excluding any property which Tenant is obligated to insure pursuant to the provisions of Sections 17.1 and 17.2) and public liability insurance, in such reasonable amounts and on such reasonable terms and conditions as would be maintained by a prudent owner of a similar building in Southern California. Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, although Landlord shall use such proceeds to repair and reconstruct the Project and the Premises, unless Landlord is excused from this obligation pursuant to the provisions of Article 13.

17.6 **Waiver of Subrogation.** The parties release each other and their respective authorized representatives from any claims for loss or damage to person or property caused by or resulting from fire or any of the risks insured against under any insurance policy in force at the time of such loss or damage. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all rights of recovery by way of subrogation against the other party in connection with any damage covered by such policy.

ARTICLE 18
DEFAULT; REMEDIES

18.1 **Default by Tenant.** The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a) Failure to pay when due the Basic Annual Rent, Additional Rent, or any other monetary sums required to be paid by Tenant hereunder, if such failure continues for three (3) days after written notice by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure.

(b) Abandonment or vacation of the Premises by Tenant.

(c) Failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, if such failure continues for thirty (30) days after written notice by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure. If the nature of such default is such that it cannot reasonably be cured within such thirty-day period, Tenant shall not be deemed to be in default if Tenant commences such cure within such period and thereafter diligently prosecutes the same to completion.

(d) An event of bankruptcy, which shall be deemed to occur if Tenant: (i) obtains or becomes subject to an order for relief under the Bankruptcy Code, Title II of the United States Code; (ii) obtains or becomes subject to an order or decree of insolvency under state law; (iii) makes a general assignment for the benefit of creditors; (iv) consents to or suffers the appointment of a receiver or trustee for any substantial part of its assets, unless vacated within thirty (30) days; (v) consents to or suffers an attachment, execution or other judicial seizure of any substantial part of its assets or its interest under this Lease, unless released or satisfied within thirty (30) days.

18.2 **Landlord's Remedies.** In the event of any such default by Tenant, Landlord shall have the remedies specified in this Section 18.2, in addition to any other remedies now or hereafter available to Landlord at law or in equity.

(a) **Termination of Lease.** Landlord can terminate this Lease and Tenant's right to possession of the Premises by giving written notice of termination. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's

initiative to protect Landlord's interest under this Lease shall not constitute such a termination. On termination, Landlord has the right to recover from Tenant:

(i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after the date of termination until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's default; plus

(v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable California law.

As used in subparagraphs (a)(i) and (a)(ii) above, the "worth at the time of award" shall be computed by allowing interest at the maximum permissible legal rate. As used in subparagraphs (a)(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) **Continuation of Lease.** Landlord can continue this Lease in full force and effect without terminating Tenant's right of possession, and Landlord shall have the right to collect rent and other monetary charges when due. Landlord may do all acts necessary to maintain or preserve the Premises, as Landlord deems reasonable and necessary, including removal of personal property from the Premises and storage of the same in a public warehouse at Tenant's expense and risk. Landlord shall have the right to enter the Premises and re-let them, or any part thereof, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises. Any rents received by the Landlord from such reletting shall be applied to the payment of: (i) first, any indebtedness other than rent due hereunder from Tenant to Landlord; (ii) second, the costs of such reletting; (iii) third, the cost of any alterations and repairs to the Premises; and (iv) fourth, the payment of rent due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future amounts as the same may become due and payable hereunder if the rent from such reletting during any month is less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 18. 2(b) shall be construed as an election to terminate this Lease unless a written notice of termination is given by Landlord to Tenant or unless the termination is decreed by a court of competent jurisdiction. At any time after such reletting without termination. Landlord may elect to terminate this Lease.

18.3 **Performance By Landlord.** If Tenant fails to pay any sum of money or perform any other act to be performed by Tenant hereunder and such failure continues for ten (10) days after notice by Landlord, Landlord may (but shall not be obligated to) make such payment or perform such other act without waiving or releasing Tenant from its obligations. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate specified in Section 18.5 shall be payable to Landlord on demand. Landlord shall have the same rights and remedies in the event of non-payment by Tenant as in the case of default by Tenant in the payment of the rent.

18.4 **Late Charge.** The parties acknowledges that late payment by Tenant of Basic Annual Rent, Additional Rent or other sums due hereunder will cause Landlord to lose the use of that money and to incur costs and expenses not contemplated by this Lease. The exact amount of which will be extremely difficult and impractical to determine, including, but not limited to, administrative and collection costs and accounting expenses. Therefore, if any installment of Basic Annual Rent or Additional Rent or any other sum due from Tenant is not received by Landlord when due, it shall bear interest at the rate specified in Section 18.5, and, if not received by Landlord within five (5) days after the due date, Tenant shall pay to Landlord an additional sum equal to ten percent (10%) of the overdue amount as a late charge. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount or prevent Landlord from exercising any other rights and remedies available hereunder or pursuant to law now or hereafter in effect. Such late charge shall be considered additional rent due under this Lease.

18.5 **Interest.** Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the maximum rate per annum which Landlord is permitted by law to charge, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

18.6 **Default by Landlord.** Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Building ("First Mortgagee") whose name and address have been furnished to Tenant in writing, specifying the nature of the alleged failure to perform by Landlord: provided, however, that if the nature of Landlord's obligations are such that more than thirty (30) days are reasonably required for performance, Landlord shall not be in default if Landlord commences performance within such thirty –day period and thereafter diligently prosecutes the same to completion. If Landlord has not performed or commenced performance of the obligation required of Landlord within said thirty-day period, Tenant agrees that Landlord shall not be in default under this Lease unless Tenant has first given notice of such failure to the First Mortgages and Landlord has failed either: (a) to perform such obligation within thirty (30) days after such notice: or (b) if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for performance, to commence performance within thirty days after First Mortgagee's receipt of such notice and thereafter diligently to prosecute the same to completion. Nothing herein shall be deemed to obligate any First Mortgagee to perform any of the Landlord's obligations under the Lease.

ARTICLE 19
GENERAL PROVISIONS

19.1 **Notices.** All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt required, postage prepaid, by nationally or locally recognized overnight or same day delivery service which provides for acknowledgment of delivery (e.g., Federal Express), Email ("Email"), or by telefacsimile ("FAX") machine capable of confirming transmission and receipt. Notices to Landlord and Tenant shall be delivered to the address set forth in Sections 1.1 and 1.2 (except that upon Tenant's taking possession of the Premises, the premises shall be the address for Notices to Tenant), and effective upon personal delivery or three (3) days after deposit in

the U.S. Mail. Either party may change its notice address upon written notice to the other party, except that Landlord may in any event use the Premises as Tenant's address for notice purposes after the Commencement Date.

19.2 **Estoppel Certificates**. Tenant, within ten (10) days after written request from Landlord, shall execute, acknowledge and deliver to Landlord a written statement certifying: (a) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of all such modifications); (b) the date to which the rent and other charges have been paid in advance, if any; and (c) that, to Tenant's best knowledge, there are no uncured defaults on the part of Landlord, or specifying the nature of such defaults if any are claimed. Any such statement may be conclusively relied upon by any auditor, creditor, prospective purchaser or encumbrancer of the Premises or the Project or any part thereof. Tenant's failure to deliver such statement within said ten-day period shall constitute a conclusive acknowledgement by Tenant: (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) that no more than one month's rent has been paid in advance; and (c) that there are no uncured defaults in Landlord's performance.

19.3 **Transfer of Landlord's Interest**. In the event of a sale assignment, exchange or other disposition (collectively, "transfer") of Landlord's interest in the Project, other than a transfer for security purposes only, Landlord shall be relieved of all obligations and liabilities accruing hereunder after the effective date of said transfer, provided that any Security Deposit or other funds then in the hands of Landlord in which Tenant has an interest are delivered to Landlord's successor. This Lease shall not be affected by any such transfer, and Tenant agrees to attorn to the transferee, provided all Landlord's obligations hereunder are assumed in writing by the transferee. The obligations to be performed by Landlord under this Lease shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

19.4 **Exhibits**. All exhibits referred to herein are attached hereto and incorporated by reference.

19.5 **Entire Agreement**. This Lease, together with all addenda, exhibits and riders attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are superseded.

19.6 **Modification**. The provisions of this Lease may not be modified, changed, supplemented, discharged or terminated, except by a written instrument signed by both parties.

19.7 **Waiver**. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed. Any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time such performance is due shall not be deemed a waiver of any preceding breach by Tenant other than the failure of performance so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance. No delay or omission by either party in exercising any relief or power accruing upon non-compliance or failure of performance by the other party shall impair or be construed as a waiver thereof, unless an intention to waive is expressly set forth in a writing signed by the waiving party.

19.8 **Partial Invalidity**. If any term or provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

19.9 **Modification for Lender**. If, in connection with obtaining construction, interim or permanent financing for the Project, the lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect the leasehold interest created hereby or Tenant's rights hereunder.

19.10 **Cost of Suit; Attorneys' Fees**. If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then the prevailing party shall be entitled to recover all costs and expenses, including without limitation, its actual professional fees such as appraisers', accountants, and attorneys' fees, incurred by the prevailing party, which obligation on the part of the non-prevailing party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of seventy-five dollars ($75) to Landlord for preparation of a demand for delinquent rent. If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants, and attorneys' fees. If Tenant is named as a defendant in any suit brought against Landlord in connection with or arising out of Landlord's ownership of the Project, the Building or the Premises hereunder, Landlord shall pay to Tenant its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', and attorneys' fees.

19.11 **Time of Essence**. Time is of the essence of this Lease.

19.12 **Binding Effect**. Subject to the provisions of Article 14 restricting assignment or subletting by Tenant and subject to Section 19.3 regarding transfer of Landlord's Interest, all of this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

19.13 **Governing Law**. This Lease shall be governed, construed and enforced in accordance with the laws of the State of California.

19.14 **Corporation or Partnership as Tenant**. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

19.15 **Identification of Tenant**. If more than one person executes this Lease as Tenant: (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; (b) the term "Tenant" shall mean and include each of them jointly and severally; and (c) the act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant.

19.16 **Provisions as Covenants and Conditions**. All provisions to be performed, complied with or satisfied by Landlord or Tenant, whether covenants or conditions, shall be deemed to be both covenants and conditions.

19.17 **Brokers**. Tenant represents and warrants to Landlord that to Tenant's knowledge no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease (other than the broker(s) identified in Section 1.12) and that Tenant knows of no other real estate broker, agent or finder who is, or might be entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify and hold Landlord harmless from and against all liability or damages resulting from any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by tenant herein.

19.18 **Building Name.** Tenant shall not, without the written consent of Landlord, use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

19.19 **Recording**. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum of this Lease without the prior written consent of the other.

19.20 **Lease Incentives**. If Tenant is in default under this Lease at any time during the Lease Term and without limiting the foregoing, if Landlord has given Tenant any lease incentives or other inducements or consideration in connection with this Lease, including without limitation, any abatement of rent but excluding the Tenant Improvement Allowance ("Incentives") then the Incentives will terminate and Landlord may recover from Tenant the value of all such incentives received by Tenant in addition to all other damages recoverable by Landlord pursuant to the provisions of this Lease.

LANDLORD:
PROMONTORY ASSOCIATES
A California General Partnership

By: Promontory Associates, LLC

Its: General Partner

By: Carleton Management, Inc.

Its: Manager

By: [signature]
John C. Harris

Its: Chief Financial Officer

Date: 7/29/14

TENANT:
PHUNWARE INC.,
A ~~Texas~~ Corporation
DELAWARE

By: [signature]
Matt Aune

Its: Chief Financial Officer

Date: 7/29/14

EXHIBIT "A-1"

SUITE 170
5,284 RENTABLE SQUARE FEET


ROOM LEGEND
PARTITION LEGEND
GENERAL NOTES
PARTITION KEY NOTES
DOOR SCHEDULE
SPECIFICATIONS
NOTES
PLUMBING KEY NOTES
PHUNWARE
Promontory
11440 West Bernardo Ct.
Suite 170
San Diego, California 92127
TI-4
PARTITION PLAN

Rev. 2/8/2001

Initial(s):

I:\WilliamsG\Promontory\Leases\Phunware Inc-Promontory-Ste 170-FINAL Lease (7 23 14).doc

EXHIBIT "A-2"


POWER/DATA LEGEND
GENERAL NOTES
POWER/DATA KEY NOTES
ROOM LEGEND
RBN DESIGN
PHUNWARE
Promontory
11440 West Bernardo Ct
Suite 170
San Diego, California 92127
POWER/DATA PLAN
TI-5

Initial(s): [initials]

EXHIBIT "A-3"


GENERAL NOTES
REFLECTED CEILING LEGEND
REFLECTED CEILING KEY NOTES
FIRE SAFETY NOTES
ROOM LEGEND
PHUNWARE
Promontory
11440 West Bernardo Ct.
Suite 170
San Diego, California 92127
REFLECTED CEILING PLAN
TI-6
RBN DESIGN

Rev. 2/8/2001

Initial(s): MA JD

I:\WilliamsG\Promontory\Leases\Phunware Inc-Promontory-Ste 170-FINAL Lease (7 23 14).doc

EXHIBIT "A-4"


FINISH SPECIFICATIONS
GENERAL NOTES
ROOM LEGEND
PHUNWARE
Promontory
11440 West Bernardo Ct
Suite 170
San Diego, California 92127
TI-7
FINISH PLAN

Initial(s):

EXHIBIT "A-5"


TI-8
DETAIL SHEET
PHUNWARE
Promontory
11440 West Bernardo Ct
Suite 170
San Diego, California 92127
RBNDESIGN

Initial(s):

EXHIBIT "B"

LEGAL DESCRIPTION OF LAND

Lots 1 and 2 of the Montadura Center in the City of San Diego, County of San Diego, State of California, according to map thereof No. 11564 filed in the office of the County Recorder of San Diego County.

Commencing at a point on the Northwesterly boundary of said Parcel Map No. 13778, said point bears South 17 57'56" West, 336.42 feet from the most Northerly corner thereof, said point also being the beginning of a tangent 232.00 foot radius curve, concave southwesterly, a radial line to said point beats North 17 31'43"; thence along the arc of said curve through a central angle of 51 28'17", a distance of 208.72 feet; thence South 21 00'00" East, 45.00 feet to the true point of beginning of the reference line herein described' thence continuing South 21 00'00" East, 40.00 feet.

Initial(s): ______ ______

EXHIBIT "C"

PROJECT SITE PLAN


SITE PLAN
WEST BERNARDO COURT
WEST BERNARDO DRIVE
PROMONTORY
A1

INITIAL

Rev. 2/8/2001

Initial(s):

I:\WilliamsG\Promontory\Leases\Phunware Inc-Promontory-Ste 170-FINAL Lease (7 23 14).doc

EXHIBIT "D"

WORK LETTER AGREEMENT

1. **PLANS AND SPECIFICATIONS FOR THE PREMISES.**

(a) Landlord shall prepare, at Landlord's expense, a space plan for the Premises with sufficient detail to permit the preparation of working drawings. Tenant shall deliver written approval of the space plan to Landlord within ten (10) working days after receipt.

(b) Landlord has the right to approve the space plan, but approval shall not be unreasonably withheld, conditioned or delayed.

(c) Upon approval of the space plan by Landlord and Tenant, working drawings shall be prepared by Landlord's architect or engineer, at Landlord's expense. Tenant shall deliver written approval of the working drawings within ten (10) working days after receipt of drawings subsequent to the signing of a Lease.

2. **IMPROVEMENT WORK.**

(a) Landlord shall provide the Premises in a shell state.

(b) Landlord's contractor shall complete all improvements to the Premises, at Landlord's expense, in accordance with the approved space plan and working drawings.

3. **COMPLETION AND COMMENCEMENT DATE.**

If the Commencement Date is delayed for any of the following reasons, Tenants shall be liable for payment of rent to Landlord for the period of such delay as if the Lease Term had commenced:

(1) Tenant's failure to approve or provide the space plan or to approve the working drawings by the dates specified above; or

(2) Tenant's changes in the space plan or the working drawings after the approval thereof by Landlord and Tenant.

EXHIBIT "E"

NOTICE OF LEASE TERM DATES

This Notice relates to the Lease Agreement ("Lease") dated July 23, 2014, by and between PROMONTORY ASSOCIATES as ("Landlord") and Phunware Inc., a ~~Texas~~ Delaware Corporation as ("Tenant") covering Premises identified as Suite 170, located at 11440 West Bernardo Court, San Diego, California 92127 ("Premises"). Landlord and Tenant hereby confirm the following:

1. Tenant has accepted possession and entered into occupancy of the Premises.
2. Tenant has acknowledged that the Premises are substantially complete in accordance with the terms of the Lease, and that there is no deficiency in construction of the Premises or the Leasehold Improvements.
3. The Lease Term commenced on __________, 20____ ("Commencement Date"), continues for a term of _____ years and ____ months, and ends on ___________, 20___.
4. In accordance with the terms of the Lease, rent commenced to accrue on ________________, 20_____.
5. If the Commencement Date is other than the first day of a calendar month, the first monthly payment contains a pro rata adjustment. Each payment thereafter shall be for the full amount of the monthly installment provided for in the Lease.
6. Rent is due and payable in advance on the first day of each and every calendar month during the Lease Term. Rent checks should be made payable to PROMONTORY ASSOCIATES, c/o Carleton Management, Inc. 11440 West Bernardo Court, Suite 240, San Diego, CA 92127.
7. Rent has not been paid in advance except as provided by the Lease terms, and a Security Deposit in the sum of $_________ has been delivered to Landlord.
8. The Lease is in full force and effect, and has not been assigned, modified, supplemented or amended in any way.

LANDLORD:
PROMONTORY ASSOCIATES
A California General Partnership

By: Promontory Associates, LLC

Its: General Partner

By: Carleton Management, Inc.

Its: Manager

By:______________________________
John C. Harris

Its: Chief Financial Officer

Date:____________________________

TENANT:
PHUNWARE INC.,
A ~~Texas~~ Delaware Corporation

By:______________________________
Matt Aune

Its: Chief Financial Officer

Date:____________________________

Initial(s): MA / DJ

EXHIBIT "F"
BUILDING RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord.

2. Tenant must use Landlord's window coverings in all exterior window offices. To preserve a uniform and pleasing appearance of the building from the exterior, Tenant agrees not to install or cause to be installed in the Premises any window coverings other than those provided by the Landlord. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises. Window coverings and carpeting shall be cleaned and repaired at Tenant's expense.

3. Tenant shall be allowed to alter or decorate the interior of said Premises to Tenant's specifications subject to obtaining the prior written consent of Landlord. Tenant shall not make or suffer to be made, any other alterations, structural or otherwise to the Premises without the prior written consent of Landlord.

4. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, stairways and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

5. The directory of the Building will be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom.

6. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purposes of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

7. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the Termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished shall pay Landlord therefore.

8. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain and comply with, Landlord's instructions in their installation.

9. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

10. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. If heavy objects are considered necessary by Tenant, such heavy objects shall be located on platforms approved by Landlord with weight properly distributed. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment or other property for any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant property for any cause and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

11. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance or permit or allow the Premise to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

12. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. If you require overtime air conditioning or heating, please advise the Property Management Office prior to 3:00 pm of the day overtime usage on Saturday or Sunday. Overtime usage is billed on an hourly rate. For current rate, please call the Property Management Office. Each Tenant is allowed three calls per month. The fourth and subsequent call in any month will be billed at the hourly rate plus $10.00 per call for computer programming.

13. Tenant shall not waste electricity water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other that room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

14. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

15. The Building hours are 7:00 am to 7:00 pm Monday through Friday. Landlord reserves the right to exclude from the building between the hours of 6 pm and 7 am the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or other appropriate action.

16. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substances of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting form the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings. Landlord reserves the right to direct electricians as to where and how telephone and telegraphic wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited and each tenant shall cooperate to prevent same.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Building Rules and Regulations.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner for trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that used by tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use in any space or in the public hall of the building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the property manager of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

34. Landlord reserves the right to make such other and reasonable Rules and Regulation as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.

36. Tenant may reserve conference room by calling Landlord. Usage is billed at an hourly rate. For current rate please call the Property Management office.

37. Prior to using the Exercise Room, Tenant and each of its employees and authorized guests shall sign and deliver to Landlord a release form.

EXHIBIT "G"

PURCHASE ORDER
PROMONTORY

To:	Promontory Associates c/o Carleton Management, Inc. 11440 West Bernardo Court Suite 240 San Diego, CA 92127 858.613.1000	From:	______________________ ______________________ ______________________
		Contact:	______________________
		Phone:	______________________

TENANT IDENTIFICATION SIGNS

SUITE IDENTIFICATION

Suite #_______________

_______Suite Number in tactile + Braille size 3" x 6"

Interior Glass___________

Acrylic Plaque___________

Copy : Upper and lower case. Futura Med. White vinyl. Maximum letter height ¾", 18 characters maximum per line including punctuation and spaces; indicate space with a slash (/),

Line 1 --

Line 2 --

Line 3 --

Vinyl charges including production : $37.50
Installation: 75.00
Total Due: $112.50

Please make checks payable to: PROMONTORY ASSOCIATES

EXHIBIT "G"

PROMONTORY
LOBBY DIRECTORY
ORDER FORM

PROMONTORY ASSOCIATES
C/O CARLETON MANAGEMENT, INC.
11440 WEST BERNARDO COURT, SUITE 240
SAN DIEGO, CA 92127

TENANT INFORMATION

FROM: ______________________________

____

____

CONTACT: ______________________________

PHONE: ______________________________

TENANT DIRECTORY IDENTIFICATION

SUITE NUMBER: ______________________________

HOW COMPANY SHOULD BE LISTED ON DIRECTORY:

____

PLEASE TYPE IN UPPER CASE

TENANT'S SIGNATURE ______________________________

TOTAL CHARGE FOR SERVICE $69.94
===

PLEASE MAKE CHECK PAYABLE TO PROMONTORY ASSOCIATES

EXHIBIT "H"

RELEASE

The undersigned hereby fully and forever releases, acquits and discharges Promontory Associates, a California general partnership ("Landlord"), and each of its officers, directors, shareholders, employees, agents, assigns, successors-in-interest, transferees and partners (individually and collectively, "Affiliates"), of and from all known and unknown obligations, liabilities, claims, demands, actions and causes of action ("Claims"), and hereby waives and relinquishes all rights, whether contingent, accrued, inchoate or otherwise, which the undersigned has or may have against Landlord or its Affiliates, in any manner or way connected with the Exercise Room provided by Landlord for use by tenants, their employees and authorized guests at the premise located at 11440 West Bernardo Court, San Diego, California 92127, whether or not such Claims may arise by reason of the negligence, gross negligence or willful misconduct of Landlord or its Affiliates, or otherwise.

The undersigned hereby waives al rights under Section 1542 of the Civil Code of the State of California, which provides as follows:

> "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The undersigned certifies that he/she has read all of the provisions of the Release and fully understands all of the same. This Release is made and entered into in the State of California and in all respects shall be interpreted, enforced and governed by and under laws of that State. Sole and proper venue for any action initiated with respect to this Release shall be in San Diego, California. This Release is final, complete and exclusive agreement of the parties, and supersedes and replaces all prior agreements or understandings of the parties with respect to the matter set forth herein.

Phunware
TENANT

[signature]
EMPLOYEE

GUEST

Rev. 2/8/2001

Initial(s): [initials]

I:\WilliamsG\Promontory\Leases\Phunware Inc-Promontory-Ste 170-FINAL Lease (7 23 14).doc

RIDER TO LEASE
RIDER NO. 1

Suite 170
11440 W. Bernardo Court
San Diego, CA 92127

This Rider is attached to and made part of the Lease agreement ("Lease") between PROMONTORY ASSOCIATES, as Landlord, and Phunware Inc., a ~~Texas~~ Delaware Corporation as Tenant, dated as of July 23, 2014. Unless otherwise defined or the context otherwise indicates, the Terms used herein have the meanings defined in the Lease. The provisions of the Rider shall control over any inconsistent provisions of the Lease. The Lease is hereby modified and supplemented as follows:

Page 1 of 1

1. Landlord may, from time to time in its sole discretion, maintain an exercise room at the Premises (the "Exercise Room") for use by Tenant, its employees and authorized guests. Landlord shall have the right to relocate, eliminate or otherwise restrict the use of the Exercise Room by adopting rules and regulations for its use and/or by restricting the use of the Exercise Room to Tenants, their employees and authorized guests.

2. Responsibility for proper use of the Exercise Room and the equipment located therein by Tenant, its employees and authorized guests shall be borne solely by the Tenant. Tenant agrees and acknowledges that Landlord shall provide no supervision of Tenant's, its employees' or authorized guest's use of the Exercise Room.

3. All equipment which may be placed in the exercise room shall be kept in good operating condition by Landlord. In the event that Tenant becomes aware of any problem with the equipment or any other unsafe condition in the Exercise Room, Tenant shall immediately notify Landlord in writing of such condition.

4. Prior to using the Exercise Room, Tenant and each of its employees and authorized guests shall sign and deliver to Landlord this release form, Exhibit H attached hereto and incorporated herein by this reference. It shall be Tenant's responsibility to obtain releases from it's employees and/or authorized guests prior to their use of the Exercise Room, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, rights, demands, liabilities, actions, causes of action, costs and expenses (including attorneys' fees), which may arise as a result of or in connection with the use of the Exercise Room by Tenants, its employees or authorized guests, whether or not such persons have executed proper releases prior to using the Exercise Room.

LANDLORD:
PROMONTORY ASSOCIATES
A California General Partnership

By: Promontory Associates, LLC

Its: General Partner

By: Carleton Management, Inc.

Its: Manager

By: [signature]
John C. Harris

Its: Chief Financial Officer

Date: 7/29/14

TENANT:
PHUNWARE INC.,
A ~~Texas~~ Delaware Corporation

By: [signature]
Matt Aune

Its: Chief Financial Officer

Date: 7/29/14

RIDER TO LEASE
RIDER NO. 2

This Rider is attached to and made a part of the Lease Agreement ("Lease") between PROMONTORY ASSOCIATES a California General Partnership, as Landlord, and Phunware Inc., a ~~Texas~~ Delaware Corporation, as Tenant, dated as of July 23, 2014, for Suite 170, consisting of approximately 5,284 rentable square feet, located at 11440 West Bernardo Court, San Diego, California.

Unless otherwise defined or the context otherwise indicates, the terms used herein have the meanings defined in the Lease. The provisions of this Rider shall control over any inconsistent provisions of the Lease. The Lease is hereby modified and supplemented as follows:

1. **TENANT IMPROVEMENTS:** The Landlord shall provide, at Landlord's sole cost and expense, the space planner, plans, permits, fees and Tenant Improvements necessary for the Tenant to be in full operation on the Commencement Date of this Lease. The improvements will be according to mutually acceptable plans, building standard specifications, building standard materials, at costs acceptable to the Landlord, and similar to the attached Exhibit "A-1" and "A-2."

2. **UTILITIES AND JANITORIAL:** Tenant shall be responsible to pay for separately metered electric utilities to the Premises. The Rental Rate includes five (5) day per week janitorial services to suite.

3. **BASIC ANNUAL RENT INCREASE:** The Basic Annual Rent as described in Paragraph 1.8 and in Article 3 of this Lease, and the Monthly Installments of the Basic Annual Rent described in Paragraph 1.9 of this Lease shall be adjusted upward by three percent (3.0%) per year. This adjustment shall be made twelve (12) months after the Lease Term commences and every twelve (12) months thereafter. Therefore, the Rent as described in Paragraph 1.9 of the Lease shall be adjusted accordingly to the following schedule:

Month 1	$ 2.25	per rentable square foot per month, or $11,889.00	per month;
Month 2	$ 0.00	per rentable square foot per month, or $0.00	per month;*
Months 3-12	$ 2.25	per rentable square foot per month, or $11,889.00	per month;
Month 13	$ 0.00	per rentable square foot per month, or $0.00	per month;*
Months 14-24	$ 2.32	per rentable square foot per month, or $12,245.67	per month;
Month 25	$ 0.00	per rentable square foot per month, or $0.00	per month;*
Months 26-36	$ 2.39	per rentable square foot per month, or $12,613.04	per month;
Month 37	$ 0.00	per rentable square foot per month, or $0.00	per month;*
Months 38-48	$ 2.46	per rentable square foot per month, or $12,991.43	per month;
Months 49-60	$ 2.53	per rentable square foot per month, or $13,381.17	per month;
Months 61-64	$ 2.61	per rentable square foot per month, or $13,782.61	per month;

*Rent abated in Months 2, 13, 25 and 37

4. **PARKING:** Tenant shall be entitled to four (4) parking spaces per 1000 rentable square feet of leased space on a non-reserved first come first serve basis, free of charge, for a total of twenty-one (21) spaces.

5. **SIGNAGE:** Landlord shall provide Tenant signage on the building directory and the entrance to Tenant's suite, at Tenant's expense, according to Exhibit G.

6. **FIRST MONTHS RENT / SECURITY DEPOSIT:** Tenant shall provide Landlord, upon execution of the Lease, a security deposit in an amount equal to $26,395.65 ($12,613.04 + $13,782.61), in addition to the first month's rent of $11,889.00. Provided Tenant is not in default nor has been in material default of the Lease the equivalent of one (1) month of the security deposit shall be applied to the actual rent due in Month 26 ($12,613.04).

7. **RIGHT TO EXTEND:** The Tenant is hereby granted the right to extend the term of the Lease for one (1) additional period of five (5) years (s), commencing immediately upon expiration of the original term. Tenant may exercise its right only by delivering written notice thereof to Landlord not less than one hundred eighty (180) days before the end of the original term, and such exercise shall be effectively only if Tenant is not then in default, nor has been in material default, under this Lease. This right is not assignable and is personal to Tenant only. If such right is exercised, all terms of this Lease shall continue to apply during the extended term. The base rent at the beginning of the option period shall be adjusted to the then prevailing rental rate for the leases being entered into at the Promontory, but in no event less than that paid in the last year of the original term increased according to Paragraph 3 above beginning in the first year of the extended term.

RIDER TO LEASE
RIDER NO. 2

DELAWARE MA

This Rider is attached to and made a part of the Lease Agreement ("Lease") between PROMONTORY ASSOCIATES a California General Partnership, as Landlord, and Phunware Inc., a ~~Texas~~ Corporation, as Tenant, dated as of July 23, 2014, for Suite 170, consisting of approximately 5,284 rentable square feet, located at 11440 West Bernardo Court, San Diego, California.

Unless otherwise defined or the context otherwise indicates, the terms used herein have the meanings defined in the Lease. The provisions of this Rider shall control over any inconsistent provisions of the Lease. The Lease is hereby modified and supplemented as follows:

8. **OPERATING EXPENSES:** The Operating Expense Base as described in Paragraph 1.16 of the Lease shall be determined by utilizing the actual operating expenses incurred for the calendar year 2014. Notwithstanding anything in Article 4 of the Lease to the contrary, Tenant shall pay Operating Expenses (as defined in Paragraph 4.2 of the Lease) as follows: Tenant shall pay no portion of the Operating Expenses for the building during calendar year 2014. Commencing on January 1, 2015, and continuing for the remaining term of the Lease, Tenant shall pay only increases in Operating Expenses above and beyond the actual Operating Expenses for the building for calendar year 2014 as determined by Landlord. Tenant shall pay Tenant's proportionate share of such increase based upon 5,284 rentable square feet in Tenant's Premises. Tenant shall pay Tenant's proportionate share of Operating Expense increases on a monthly basis at the same time and in addition to Tenant's payment of Base Rent. The Operating Expenses shall be calculated as if the Building was at least 95% occupied using Generally Accepted Accounting Principles (GAAP).

   By way of example only, suppose that Landlord's bookkeepers close the books for the building for 2014 and by mid-March 2015 determine that the actual Operating Expenses for the entire building during the calendar year of 2014 were $5.35 per square foot. Landlord's bookkeepers then determine the budget for Operating Expenses for the entire building for calendar year 2015 is $5.50 per square foot per year. Tenant would be responsible for paying the difference between the actual 2014 Operating Expenses on a square foot basis and the budgeted amount for the current year. In this example, the difference would be $.15 per square foot per year. Tenant's premises comprise 5,284 square feet. $.15 x 5,284 SF =$792.60. This would be Tenant's share of Operating Expenses for the building on an annual basis, or on a monthly basis, $792.60 ÷ 12 = $66.05. It is anticipated that Tenant would receive from Landlord in approximately April of 2015 a written statement setting forth that Tenant was responsible for Operating Expenses amounting to $66.05 per month. Tenant would pay Landlord for January, February, and March of 2015, within 15 days after Tenant's receipt of Landlord's written statement. Tenant would then pay $66.05 per month in addition to Base Rent until Tenant received a new statement in 2016 and each year thereafter.

9. **HEATING VENTILATION AND AIR CONDITIONING (HVAC):** The building is equipped with a water source heat pump. The hours of operation for the cooling towers are from 6:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, excluding normally recognized public holidays. Landlord reserves the right to modify said hours of operation for the overall benefit of the building and its Tenants.

10. **COMMENCEMENT DATE:** Tenant shall be allowed access to the Premises fifteen (15) days prior to the Commencement Date for the purposes of installing phones, furniture, and equipment. Tenant shall not interfere in any way with Landlord's Tenant Improvement contractor.

LANDLORD: **PROMONTORY ASSOCIATES** **A California General Partnership**	**TENANT:** **PHUNWARE INC.,** **A ~~Texas~~ Corporation** DELAWARE
By: Promontory Associates, LLC	By: [signature] Matt Aune
Its: General Partner	Its: Chief Financial Officer
By: Carleton Management, Inc.	Date: 7/29/14
Its: Manager	
By: [signature] John C. Harris	
Its: Chief Financial Officer	
Date: 7/29/14	